Exhibit 10.1

CANCELLATION OF DEBT

BY AND BETWEEN

INVECH HOLDINGS, INC.

AND

ROBERT CHIN

This Cancellation of Debt (the “Agreement”) is entered as of September 11, 2025, by and between lnvech Holdings, Inc. (hereinafter referred to as the “Company'”) and Robert Chin, (hereinafter referred to as the “Holder”).

WHEREAS, the Company is indebted to the Holder in the aggregate sum of $4,443 plus any accrued interest (the “Debt”);

WHEREAS, the Holder wishes to cancel all the debt evidenced by certain accounts payable and related party advancements previously disclosed and Company is willing to accept said cancellation;

NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and among the parties as follows:

1. Cancellation. The Company hereby accepts the cancellation of the debt held by Holder. In consideration of, and in exchange there for the Debt and all rights associated with the Debt, including any claim for interest, held by the Holder are hereby cancelled.

2. Commissions. No commission or other remuneration has been paid or given directly or indirectly by the Holder for this exchange and cancellation.

3. Entire Agreement. This Agreement and its Exhibits, if any, contain the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral.

4. Severability. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6. Arbitration. All claims, controversies and disputes between Purchaser and the Company shall be settled by binding arbitration before the American Arbitration Association with the venue for any hearing in respect therewith to be Clark County, Nevada.

7. Attorneys’ Fees. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.

8. Counterparts. This Agreement may be executed in counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed .an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

“HOLDER”		“COMPANY”

Robert Chin		Invech Holdings, Inc

By:	/s/ Robert Chin	By:	/s/ Rhonda Keaveney
	Robert Chin		Rhonda Keaveney, CEO